EXHIBIT 4.1

AMENDMENT TO TAX BENEFIT PRESERVATION PLAN
This AMENDMENT, dated as of March 4, 2014 (this “Amendment”), to the Tax Benefit Preservation Plan, dated as of September 29, 2011 (the “Plan”), by and between USEC Inc., a Delaware corporation (the “Company”) and Computershare Inc. (successor-in-interest to Mellon Investor Services, LLC), a New Jersey limited liability company (the “Rights Agent”).
WITNESSETH
WHEREAS, the Company and the Rights Agent previously entered into the Plan; and
WHEREAS, pursuant to Section 26 of the Plan, the Company and the Rights Agent may from time to time supplement or amend any provision of the Plan in accordance with the terms of such Section 26.
NOW THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in this Amendment, the Company and the Rights Agent agree as follows:
1.Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.
2.Clause (i) of Section 7.1 of the Plan is hereby amended to replace the words “September 29, 2014” with the words “March 4, 2014”.
3.Exhibit B to the Plan (Form of Right Certificate) is hereby amended to replace the words “September 29, 2014” with the words “March 4, 2014” in all places where such words appear.
4.Exhibit C to the Plan (Summary Of Rights To Purchase Series A Preferred Shares) is hereby amended to replace the words “September 29, 2014” with the words “March 4, 2014” in all places where such words appear.
5.This Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Plan shall remain in full force and effect and be otherwise unaffected hereby.
6.This Amendment shall be deemed to be a contract made under the internal laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
7.This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and year first written above.

USEC INC.,
a Delaware corporation

By: /s/ John C. Barpoulis
Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial
Officer

COMPUTERSHARE INC. (successor-in-interest to MELLON INVESTORS SERVICES LLC), as Rights Agent

By: /s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Administration

SIGNATURE PAGE FOR AMENDMENT TO TAX BENEFIT PRESERVATION PLAN